EXHIBIT 99.1

Heritage Oaks Bancorp's Acquisition of Mission Community Bank to be Final February 28, 2014

PASO ROBLES, Calif., Feb. 20, 2014 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp (Nasdaq:HEOP) announced that effective at the close of business on February 28, 2014, it will complete its previously announced acquisition of Mission Community Bank, a subsidiary of Mission Community Bancorp, headquartered in San Luis Obispo, California.

With the completion of the acquisition, Mission Community Bank will be merged into Heritage Oaks Bank, the wholly-owned banking subsidiary of Heritage Oaks Bancorp. The combined community bank will operate under the Heritage Oaks Bank name in San Luis Obispo, Santa Barbara and Ventura counties with branches in the cities of Paso Robles, Atascadero, Templeton, San Luis Obispo, Morro Bay, Cambria, Arroyo Grande, Santa Maria and Santa Barbara and loan production offices in Goleta and Oxnard. The consolidated bank will have approximately $1.6 billion in assets at the transaction close.

"We are very excited to welcome Mission Community Bank customers, shareholders, and staff to the Heritage Oaks Bank organization," said Simone Lagomarsino, President and CEO of Heritage Oaks Bancorp and Heritage Oaks Bank. "The teams at both banks are working together on a consolidation and integration plan that will keep the best practices of both organizations to result in an even stronger bank that is well equipped to provide the exceptional personal service that our customers have come to expect from both banks as well as competitive pricing and active involvement in the local community."

At the merger close, all five former Mission Community Bank branch offices will remain open along with the twelve operated by Heritage Oaks. Over time, the bank will consolidate to eleven branches due to the close proximity of branches in some markets.

About Heritage Oaks Bancorp and Heritage Oaks Bank

With $1.2 billion in assets, Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters and two branch offices in Paso Robles, two branch offices in each of San Luis Obispo and Santa Maria, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, Morro Bay, and Santa Barbara as well as loan production offices in Goleta and Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. Visit Heritage Oaks Bank on the web at www.heritageoaksbank.com. By including the foregoing website address, Heritage Oaks Bank does not intend to and shall not be deemed to incorporate by reference herein any material contained therein.

About Mission Community Bancorp and Bank

Mission Community Bancorp is a bank holding company for Mission Community Bank and Mission Asset Management, Inc. Mission Community Bank is a locally operated community bank, which first opened its doors in 1997. There are full-service Mission Community Bank offices in San Luis Obispo, Atascadero, Santa Maria, Paso Robles and Arroyo Grande, and a loan production office in Oxnard. The bank's administrative headquarters and Small Business Banking Center are located in San Luis Obispo at 3380 South Higuera Street. For more information, visit www.MissionCommunityBank.com.

Forward Looking Statements

This press release contains certain forward-looking statements about Heritage Oaks Bancorp ("Heritage Oaks"), Mission Community Bancorp ("Mission Community"), and the combined company assuming the close of the transaction, which forward-looking statements are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as "may," "hope," "will," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict,"  "potential," "continue," "could," "future" or the negative of those terms or other words of similar meaning.  You should carefully read forward-looking statements, including statements that contain these words, because they are based on the beliefs and assumptions of management and the information available to management at the time that this presentation was prepared and discuss the future expectations or state other "forward-looking" information about Heritage Oaks, Mission Community and the combined company.  Such statements involve certain risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Heritage Oaks, Mission Community and the combined company. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made and neither Heritage Oaks nor Mission Community assume any duty to update such statements, except to the extent required  by applicable law or regulation. Heritage Oaks and Mission Community caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Heritage Oaks and Mission Community with the U.S. Securities and Exchange Commission, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values causing an increase in the allowance for credit losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, or any future transaction, successfully integrating such acquired entities, or achieving expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; diversion of management's attention from ongoing business operations and opportunities; the effect of the announcement of the merger on Heritage Oaks', Mission Community's or the combined company's respective customer relationships and operating results; the challenges of integrating and retaining key employees; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; pending legal matters may take longer or cost more to resolve or may be resolved adversely; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; the threat and impact of cyber-attacks on our and our third party vendors information technology infrastructure; and environmental conditions, including natural disasters such as earthquakes, landslides and wildfires, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

CONTACT: Simone Lagomarsino, (805) 369-5260;
         slagomarsino@HeritageOaksBank.com